                                                                    EXHIBIT 99.1

                Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of American Realty Investors, Inc. (the "Company"), on Form 10-Q for the period ended September 30, 2002, as filed with Securities Exchange Commission on the date hereof (the "Report"), I, Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer, Principal Financial and Accounting Officer and Acting Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.








Date:   November 14, 2002                  /s/ Ronald E. Kimbrough
     ------------------------            -----------------------------------
                                         Ronald E. Kimbrough
                                         Executive Vice President
                                         and Chief Financial Officer
                                         (Principal Financial and

                                          Accounting Officer and
                                          Acting Principal Executive Officer)